Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Provides Update Regarding Restructuring
and Related Court Proceedings

CALGARY, ALBERTA, November 12, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) today announced an update regarding its restructuring plan and related court proceedings.

Execution of Commitment Letter for New Borrowing Base Facility

On November 11, 2013, Lone Pine entered into a commitment letter with a syndicate of lenders to provide for a new senior secured credit facility (the “New ABL”) to be effective upon completion of the Company’s proposed restructuring under the Companies’ Creditors Arrangement Act (the “CCAA”) that was previously announced on September 25, 2013.  Funding of the New ABL, which remains subject to the negotiation and execution of definitive documentation, is conditional on, among other things, completion of the proposed restructuring as previously announced by the Company. It is estimated that the available borrowing base of the New ABL will be $130 million at the time of closing.  As part of the proposed restructuring, Lone Pine expects that proceeds from a new US$100 million preferred equity investment to be made by eligible affected creditors, together with a portion of the borrowings available under the New ABL, will be used to repay all secured indebtedness under the Company’s existing secured credit facility. Lone Pine intends to seek approval of the commitment letter in respect of the New ABL from the Alberta Court of Queen’s Bench (the “Canadian Court”) in its proceedings under the CCAA.

Automatic Extension of Stay Period and Extension of Claims Bar Date

In connection with Lone Pine’s execution of a commitment letter for the New ABL, the stay of proceedings against Lone Pine, certain of its affiliates, and its directors and officers under the CCAA that was initially put in place by the Canadian Court on September 25, 2013 has been automatically extended to and including November 29, 2013.

Lone Pine intends to propose a plan of compromise and arrangement in accordance with the restructuring terms previously announced, which will provide for, among other things, the cancellation of all outstanding shares of the Company’s common stock, the conversion of US$195 million of 10.375% senior notes plus accrued but unpaid interest into new common shares and a new US$100 million preferred share offering to eligible affected creditors. Lone Pine anticipates filing a proposed plan on or before November 29, 2013, unless otherwise extended.

In connection with the CCAA proceedings, on October 9, 2013, the Canadian Court approved a claims procedure order and established an initial claims bar date of November 13, 2013.  On November 8, 2013, the Canadian Court granted an order extending the claims bar date from November 13, 2013 to November 27, 2013.  For more information on the claims procedure, please refer to the website of PricewaterhouseCoopers Inc., the Court-appointed monitor of Lone Pine, at www.pwc.com/car-lpr.

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The securities to be offered in connection with the restructuring have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The preferred shares will be offered only to accredited investors as such term is defined under Section 501 of Regulation D under the Securities Act.  This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the securities nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, aims, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that forward-looking statements may include statements with respect to, among other things: our future financial condition and results of operations; our access to capital and expectations with respect to liquidity, capital resources and our ability to continue as a going concern; estimates of future capital expenditures; our future revenues, cash flows and expenses; our plans to dispose of non-core assets; our plans to restructure and refinance our Senior Notes and the indebtedness outstanding under our credit agreement and otherwise complete a comprehensive restructuring; our plans to complete the New ABL or another replacement senior secured credit facility; our plans and expectations with respect to the operation of our business and ability to satisfy our obligations and payables during the restructuring; our future business strategy and other plans and objectives for future operations; our future development opportunities and production mix; our outlook on oil, natural gas and NGL prices; the amount, nature and timing of future capital expenditures, including future development costs; our ability to access the capital markets to fund capital and other expenditures; estimates of our oil and natural gas reserves; estimates of our future oil, natural gas and NGL production, including estimates of any increases or decreases in our production; estimates of our average global market capitalization; our assessment of our counterparty risk and the ability of our counterparties to perform their future obligations; the impact of federal, provincial, territorial and local political, legislative, regulatory and environmental developments in Canada, where we conduct business operations, and in the United States; and our estimates of additional costs and expenses we may incur as a separate stand-alone company.

These risks relating to Lone Pine include, but are not limited to, our level of indebtedness and the acceleration of such indebtedness; our ability to complete a strategic restructuring and refinancing transaction or alternative transaction, including associated risks such as (i) our ability to negotiate and execute definitive documentation with respect to the restructuring (including our ability to complete the New ABL or another replacement senior secured credit facility) and obtain Canadian Court approval thereof, (ii) the effects of the commencement of the CCAA and Chapter 15 proceedings on us and the interests of various creditors, equity holders and other constituents, (iii) court rulings and the outcomes of the proceedings in general, (iv) the length of time we will operate under the proceedings; (v) risks associated with third party motions in the proceedings, which may interfere with our ability to consummate our restructuring plan, (vi) the potential adverse effects of the proceedings on our liquidity or results of operations, (vii) our ability to execute our business and restructuring plan, (viii) increased legal and other costs related to the proceedings, (ix) our ability to maintain contracts that are critical to our operation and to obtain and maintain normal terms and relationships with our suppliers, other service providers, customers, employees, stockholders and other third parties, and (x) our ability to retain key executives, managers and employees; our ability to generate sufficient cash flow from operations or obtain adequate financing to fund our capital expenditures and meet working capital needs and our ability to continue as a going concern during the restructuring; the volatility of our stock price; the volatility of oil, natural gas and NGL prices, and the related differentials between realized prices and benchmark prices; a continuation of depressed natural gas prices; the availability of capital on economic terms to fund our significant capital expenditures and acquisitions; our ability to obtain adequate financing to pursue other business opportunities; our ability to replace and sustain production; a lack of available drilling and production equipment, and related services and labor; increases in costs of drilling, completion and production equipment and related services and labor; unsuccessful exploration and development drilling activities; regulatory and environmental risks associated with exploration, drilling and production activities; declines in the value of our oil and natural gas properties, resulting in ceiling test write-downs; the adverse effects of changes in applicable tax, environmental and other regulatory legislation; a deterioration in the demand for our products; the risks and uncertainties inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and the timing of expenditures; the risks of conducting exploratory drilling operations in new or emerging plays; intense competition with companies with greater access to capital and staffing resources; the risks of conducting operations in Canada and the impact of pricing differentials, fluctuations in foreign currency exchange rates and political developments on the financial results of our operations; the uncertainty related to the pending litigation against us; and other risks as described in reports that Lone Pine files with the SEC and with Canadian securities regulators, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information to reflect events or circumstances after the issuance of this news release, except as required by law.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia and Quebec and the Northwest Territories.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Chief Financial Officer

Tel.: (403) 292-8000